                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

                                                                January 22, 2001

@plan.inc
Three Landmark Square, Suite 400
Stamford, CT 06901

    Re: Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of November 17, 2000, among DoubleClick Inc., Atlas Merger Sub, Inc., Atlas Acquisition Corp. and @plan.inc (the 'Merger Agreement')

Ladies and Gentlemen:

    This Letter Agreement will confirm our agreement to modify the terms of the Merger Agreement. Capitalized terms used herein without definition shall have the same meanings ascribed to them in the Merger Agreement.

    Notwithstanding anything to the contrary in the Merger Agreement, the Merger Agreement is hereby modified as follows:

        1. At the Effective Time, at Parent's election, either (a) Company shall be merged with and into Merger Sub (as is currently provided for in the Merger Agreement); (b) Merger Sub shall be merged with and into Company or
    (c) Company shall be merged with and into Parent; provided that, Parent may only elect (b) above in the event it elects to pay the Merger Consideration pursuant to Section 3.01(a)(ii) of the Merger Agreement. In the event that Parent makes the election contemplated by either (b) or (c) above, the Merger Agreement shall be deemed modified and amended in all respects necessary to give effect thereto, including, without limitation, (i) that as a result thereof, Company shall continue as the Surviving Corporation of the Merger as a wholly owned Subsidiary of Parent (in the event of the election contemplated by (b)) or Parent shall continue as the Surviving Corporation of the Merger (in the event of the election contemplated by (c)); and (ii) that at the Effective Time, except as otherwise provided in the Merger Agreement, (A) in the event of the election contemplated by (b), all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation or (B) in the event of the election contemplated by (c), all the property, rights, privileges, powers and franchises of Company shall vest in Parent as the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of Parent as the Surviving Corporation. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to give effect to and implement the modifications to the Merger Agreement set forth herein; provided however, that the Merger Agreement shall otherwise remain unmodified and in full force and effect (including, for the avoidance of doubt, Sections 3.06(b) and 6.05 thereof, in the event that Parent elects to pay the Merger Consideration pursuant to Section 3.01(a)(i) of the Merger Agreement).

        2. The parties hereto, being all of the parties to the Merger Agreement, hereby acknowledge and agree that this Letter Agreement constitutes a valid amendment of the Merger Agreement pursuant to Section 9.03 thereof. This Letter Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [The remainder of this page is intentionally left blank.]

    If the foregoing correctly sets forth the understanding and agreement among the parties, please sign below and return one original executed copy of this Letter Agreement.


                                    Very truly yours,


                                    DOUBLECLICK INC.


                                    By: /s/ JEFF EPSTEIN
                                       .......................................
                                       Name: Jeff Epstein
                                       Title: Executive Vice President


                                    ATLAS ACQUISITION CORP.


                                    By: /s/ Jeff Epstein
                                       .......................................
                                       Name: Jeff Epstein
                                       Title: Executive Vice President


                                    ATLAS MERGER SUB, INC.


                                    By: /s/ Jeff Epstein
                                       .......................................
                                       Name: Jeff Epstein
                                       Title: Executive Vice President

                                    Confirmed and agreed as of the date first written above:


                                    @PLAN.INC


                                    By: /s/ MARK K. WRIGHT
                                       ........................................
                                       Name: Mark K. Wright
                                       Title: CEO